UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or organization of registrant)

54-1719854

(I.R.S. employer identification number)

1680 Capital One Drive McLean, Virginia 22102	22102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-159085
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Warrants (expiring November 14, 2018)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The material set forth in the section captioned “Description of Warrants,” in the Registrant’s Form S-3 Registration Statement (Registration No. 333-159085) filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2009, and the section captioned “Description of the Warrants” in the Registrant’s Preliminary Prospectus Supplement dated December 1, 2009 filed pursuant to Rule 424(b) and incorporated by reference therein, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement, dated December 3, 2009, between Registrant and Computershare Trust Company, N.A.

4.2	Specimen Warrant (included as part of Exhibit No. 4.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date: December 4, 2009	By:	/s/ JOHN G. FINNERAN, JR.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated December 3, 2009, between Registrant and Computershare Trust Company, N.A.

4.2	Specimen Warrant (included as part of Exhibit No. 4.1)